UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 15, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 15, 2009, the Board of Directors of Patrick Industries, Inc. (the “Company”) approved amendments to the Company’s By-laws effective as of that date. Previously, the By-laws required the Chairman of the Board to be the principal executive officer of the Company and the President to be the principal operating officer. The amendments provide that the President will be the Chief Executive Officer of the Company, unless the Board expressly names the Chairman of the Board to be the Chief Executive Officer. A copy of the Amended and Restated By-laws, effective January 15, 2009, is filed hereto as Exhibit 3.1.

As previously announced, effective February 1, 2009, Todd M. Cleveland will be the Chief Executive Officer of the Company. Paul E. Hassler will continue as Chairman of the Board.

Item 8.01	Other Events.

On January 20, 2009, the Company completed the sale of the assets of American Hardwoods, Inc., a Phoenix, Arizona based distributor of wood products to the industrial markets.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit 3.1	Amended and Restated By-laws, effective January 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: January 21, 2009	BY	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer